Exhibit 99.4

HNB BANCORP, INC.

REVOCABLE PROXY

FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER        , 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints                and                 , and each or any of them, proxies of  the undersigned, with full power of substitution to vote all of the shares of HNB Bancorp, Inc. that the undersigned shareholder may be entitled to vote at the special meeting of shareholders to be held on              , December        , 2008, at     :00   .m., local time, at Halifax Area Historical Society, 3rd and Market Streets, Halifax, Pennsylvania 17032, and at any adjournment or postponement of the meeting as follows:

1.                                       Proposal to approve and adopt the Agreement and Plan of Consolidation, dated as of June 18, 2008, as amended October 16, 2008, between First Perry Bancorp, Inc. and HNB Bancorp Inc., which provides, among other things, for the consolidation of First Perry Bancorp, Inc. and HNB Bancorp, Inc. with and into Riverview Financial Corporation; the conversion of each share of First Perry Bancorp, Inc. common stock immediately outstanding prior to the consolidation into 2.435 shares of Riverview Financial Corporation common stock; and the conversion of each share of HNB Bancorp, Inc. immediately outstanding prior to the consolidation into 2.520 shares of Riverview Financial Corporation common stock, all as described in the consolidation agreement.

☐ FOR                              ☐ AGAINST                             ☐ ABSTAIN

2.                                       Proposal to adjourn or postpone the meeting, if more time is needed, to allow HNB Bancorp, Inc. time to solicit additional votes in favor of the consolidation agreement.

☐ FOR                              ☐ AGAINST                             ☐ ABSTAIN

3.                                       The transaction of any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

The board of directors unanimously recommends you vote “FOR”  proposals one and two.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholders.  If no specification is made, this proxy will be voted FOR each proposal listed above.

Dated:                           , 2008

Signature
Print name:

Signature
Print name:

Number of Shares Held of Record on October        , 2008:

1.              This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.

2.              When signing as attorney, executor, administrator, trustee, or guardian, please state full title.  If more than one trustee, all should sign.

3.              If stock is held jointly, each owner should sign.